EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle, Inc. Reports Results
For the Fourth Quarter 2020
BANNOCKBURN, Ill., February 25, 2021 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter ended December 31, 2020.

Revenues for the fourth quarter were $655.9 million, a decrease of 18.0% compared to $799.9 million in the fourth quarter of last year due to the impact of divestitures and the COVID-19 pandemic-related business disruption.  Organic revenues declined 1.8% when excluding the impact of divestitures, foreign exchange rates, and changes in sorted office paper (“SOP”) pricing, primarily reflecting the impact of the pandemic-related business disruption.  Income from operations was $93.2 million, compared to a loss from operations of $198.5 million in the fourth quarter of last year.  Net income was $48.5 million, or $0.53 diluted earnings per share, compared to a net loss of $219.3 million, or $2.41 diluted loss per share, in the fourth quarter of last year. Adjusted income from operations was $108.6 million, compared to $122.6 million in the fourth quarter of 2019.  Adjusted diluted earnings per share was $0.59, compared to $0.72 in the fourth quarter of last year.  Cash flow from operations for the year ended December 31, 2020 was $530.2 million, compared to $248.0 million in 2019. Free cash flow for the year ended December 31, 2020 was $410.7 million, compared to $53.8 million in 2019.
KEY BUSINESS HIGHLIGHTS:
•Cash flow from operations increased to $530.2 million and free cash flow increased to $410.7 million for the year ended December 31, 2020, compared to $248.0 million and $53.8 million, respectively, in 2019.
•Regulated Waste and Compliance Services (“RWCS”) organic revenues grew 3.2% in the fourth quarter compared to the fourth quarter of 2019. Excluding the impact on maritime waste services from the pandemic, RWCS organic revenues grew 4.9%.
•Gross profit margin as a percent of revenues was 41.1%, an increase of 620 basis points in the fourth quarter compared to the fourth quarter of 2019, primarily due to divestitures of lower margin businesses and quality of revenue and operating efficiency initiatives.
•The divestiture of the global product recall business, Expert Solutions, was completed in the fourth quarter for proceeds of $78.0 million, the eighth divestiture since January 2019 as the Company continued to rationalize its portfolio.
•Net debt was reduced by $207.2 million in the fourth quarter as a result of net proceeds from portfolio rationalization efforts and cash from operations, decreasing total net debt to approximately $1.74 billion. Since the beginning of 2020, we paid down net debt of $900.0 million, reducing the credit agreement defined debt leverage ratio to 3.54 times at December 31, 2020, compared to 4.45 times at December 31, 2019.

“Stericycle delivered a strong fourth quarter performance and continued to build on the momentum of our key business priorities in uncertain times,” said Cindy J. Miller, Chief Executive Officer.  “We benefited from expanding margins through our quality of revenue initiatives, operating efficiency initiatives and portfolio rationalization, along with significant operating cash flow generation and disciplined capital expenditure deployment. Also, we achieved an effective internal control environment as of December 31, 2020, having successfully remediated material weaknesses.”

FOURTH QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the fourth quarter were $655.9 million, compared to $799.9 million in the fourth quarter of last year. Of the $144.0 million decline, the impact of divestitures was $133.7 million and lower Secure Information Destruction (“SID”) revenues, excluding SOP pricing, was $30.9 million, reflecting pandemic-related business disruption. The decline in revenues was partially offset by RWCS organic growth of $17.3 million and a favorable foreign exchange rate impact of $4.8 million.

•Income from operations in the fourth quarter was $93.2 million, compared to a loss from operations of $198.5 million in the fourth quarter of last year. The change was primarily due to no goodwill impairment in 2020 compared to goodwill impairment of $207.4 million in 2019, net divestiture gains of $42.6 million in 2020 compared to net divestiture losses of $24.9 million in 2019, and a decrease in Cost of Revenues and Selling, General and Administrative adjusted charges of $30.8 million, which are itemized in Table 2-A.

•Net income in the fourth quarter was $48.5 million, or $0.53 diluted earnings per share, compared to a net loss of $219.3 million, or $2.41 diluted loss per share, in the fourth quarter of last year.  The difference was related to higher income from operations of $291.7 million, as explained above, and lower interest expense of $7.3 million, which was partially offset by higher income tax expense of $31.9 million.

•Cash flow from operations for the year ended December 31, 2020 was $530.2 million, compared to $248.0 million in 2019.  The year-over-year improvement of $282.2 million primarily includes:

◦U.S. CARES Act net operating loss carryback refunds received in the third and fourth quarters of 2020 for a total of $110.0 million
◦lower payments for legal and professional fees, annual incentive compensation and prepaid software of $55.6 million compared to 2019
◦government relief tax-related payment deferrals of $30.2 million in 2020, roughly split two-thirds U.S. and one-third non-U.S.
◦lower interest payments of $26.0 million in 2020
◦advances received on executed service agreements of $19.2 million related to the Domestic Environmental Solutions divestiture in the second quarter of 2020
◦lower operating expenditures for ERP and related matters of approximately $20.0 million compared to 2019
•Cash paid for capital expenditures for the year ended December 31, 2020 was $119.5 million compared to $194.2 million for the year ended December 31, 2019, primarily driven by the timing of 2019 investments in the ERP and disciplined capital management throughout 2020.
Non-GAAP Results
•For the fourth quarter of 2020, RWCS organic revenues grew 3.2%. Excluding the impact on maritime waste services from the pandemic, RWCS organic revenues grew 4.9%. Organic revenues of SID, excluding the impact of SOP pricing, declined 14.2%, and Communication and Related Services (“CRS”) declined 1.7%, primarily as a result of the pandemic-related business disruption.
•Adjusted income from operations was $108.6 million, compared to $122.6 million in the fourth quarter of last year.  Excluding the impact of divestitures and foreign exchange rates of $5.9 million, adjusted income from operations declined $8.1 million. Adjusted income from operations as a percent of revenues improved 130 basis points. Divestitures of lower margin businesses contributed approximately 200 basis points while quality of revenue and operating efficiency initiatives contributed almost 80 basis points. These improvements were partially offset by higher annual incentive compensation which reduced operating leverage by approximately 170 basis points.
•Adjusted diluted earnings per share was $0.59, compared to $0.72 in the fourth quarter of last year. The decline includes a higher adjusted tax rate impact of $0.08, lower adjusted income from operations of $0.06, and the impact of divestitures and foreign exchange rates of $0.05. These factors were partially offset by lower interest expense of $0.06.
•Free cash flow for the year ended December 31, 2020 was $410.7 million, compared to $53.8 million for the year ended December 31, 2019.  The significant year-over-year improvement of $356.9 million was due to higher cash flow from operations and lower capital expenditures, as described above.

CONFERENCE CALL INFORMATION
Stericycle is holding its fourth quarter earnings conference call on Thursday, February 25, 2021 at 8:00 a.m. central time.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins.  Upon dialing the number, you will be prompted to enter the Elite Entry Number 3037972. To access presentation materials, listen to the call via an internet webcast or access an audio replay of the call, visit investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people, promotes health and safeguards the environment.  Stericycle serves customers in the U.S. and 17 other countries worldwide with solutions for regulated waste and compliance services, secure information destruction and patient engagement.  For more information about Stericycle, please visit stericycle.com.
SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, long-term remote work arrangements, which may adversely affect our business, precautions we have taken to safeguard the health and safety of our team members which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of the COVID-19 virus which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our team members to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, disruptions in our relationships with our team members as a result of certain cost-saving measures, an economic slowdown in the U.S. and other countries resulting from the outbreak of the COVID-19 virus, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our new ERP system, disruptions in or attacks on information technology systems, charges related to portfolio optimization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to potential future material weaknesses, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,					Year Ended December 31,
	2020	% of Revenues	2019	% of Revenues	% Change	2020	% of Revenues	2019	% of Revenues	% Change
Revenues	$655.9	100.0%	$799.9	100.0%	(18.0)%	$2,675.5	100.0%	$3,308.9	100.0%	(19.1)%
Cost of revenues	386.4	58.9%	520.4	65.1%	(25.7)%	1,622.4	60.6%	2,134.4	64.5%	(24.0)%
Gross profit	269.5	41.1%	279.5	34.9%	(3.6)%	1,053.1	39.4%	1,174.5	35.5%	(10.3)%
Selling, general and administrative expenses	218.9	33.4%	245.7	30.7%	(10.9)%	897.6	33.5%	1,055.1	31.9%	(14.9)%
Divestiture (gains) losses, net	(42.6)	(6.5)%	24.9	3.1%	nm	123.6	4.6%	103.0	3.1%	20.0%
Goodwill impairment	—	—%	207.4	25.9%	nm	—	—%	228.3	6.9%	nm
Income (loss) from operations	93.2	14.2%	(198.5)	(24.8)%	(147.0)%	31.9	1.2%	(211.9)	(6.4)%	(115.1)%
Interest expense, net	(19.9)	(3.0)%	(27.2)	(3.4)%	(26.8)%	(81.9)	(3.1)%	(118.3)	(3.6)%	(30.8)%
Loss on early extinguishment of debt	—	—%	—	—%	—%	—	—%	(23.1)	(0.7)%	nm
Other expense, net	(1.2)	(0.2)%	(2.3)	(0.3)%	(47.8)%	(6.0)	(0.2)%	(9.5)	(0.3)%	(36.8)%
Income (loss) before income taxes	72.1	11.0%	(228.0)	(28.5)%	(131.6)%	(56.0)	(2.1)%	(362.8)	(11.0)%	(84.6)%
Income tax (expense) benefit	(23.1)	(3.5)%	8.8	1.1%	nm	0.1	0.0%	16.8	0.5%	(99.4)%
Net income (loss)	49.0	7.5%	(219.2)	(27.4)%	(122.4)%	(55.9)	(2.1)%	(346.0)	(10.5)%	(83.8)%
Net income attributable to noncontrolling interests	(0.5)	(0.1)%	(0.1)	—%	nm	(1.4)	(0.1)%	(0.8)	—%	75.0%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$48.5	7.4%	$(219.3)	(27.4)%	(122.1)%	$(57.3)	(2.1)%	$(346.8)	(10.5)%	(83.5)%
Income (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.53		$(2.41)		(122.0)%	$(0.63)		$(3.81)		(83.5)%
Diluted	$0.53		$(2.41)		(122.0)%	$(0.63)		$(3.81)		(83.5)%
Weighted average number of common shares outstanding:
Basic	91.5		91.2			91.5		91.0
Diluted	91.8		91.2			91.5		91.0
nm - percentage change not meaningful
STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,				Year Ended December 31,
	2020	% of Revenues	2019	% of Revenues	2020	% of Revenues	2019	% of Revenues
Statistics - U.S. GAAP
Effective tax rate	32.0%		3.9%		0.2%		4.6%
Statistics - Adjusted (1)
Adjusted gross profit	$269.5	41.1%	$285.2	35.7%	$1,059.9	39.6%	$1,189.9	36.0%
Adjusted selling, general and administrative expenses	$160.9	24.5%	$162.6	20.3%	$671.3	25.1%	$737.9	22.3%
Adjusted income from operations	$108.6	16.6%	$122.6	15.3%	$388.6	14.5%	$452.0	13.7%
Adjusted EBITDA	$133.6	20.4%	$152.8	19.1%	$495.2	18.5%	$577.8	17.5%
Adjusted net income attributable to common shareholders	$54.3	8.3%	$65.8	8.2%	$205.9	7.7%	$241.1	7.3%
Adjusted effective tax rate	37.2%		29.1%		31.3%		26.9%
Adjusted diluted earnings per share	$0.59		$0.72		$2.25		$2.65
Adjusted diluted shares outstanding	91.8		91.3		91.6		91.1
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$53.3	$34.7
Accounts receivable, less allowance for doubtful accounts of $56.2 in 2020 and $67.9 in 2019	380.7	544.3
Prepaid expenses	63.0	60.7
Other current assets	55.5	66.9
Total Current Assets	552.5	706.6
Property, plant and equipment, less accumulated depreciation of $629.7 in 2020 and $667.8 in 2019	701.3	798.5
Operating lease right-of-use assets	365.0	435.0
Goodwill	2,819.3	2,982.2
Intangible assets, less accumulated amortization of $641.6 in 2020 and $584.9 in 2019	1,087.4	1,422.4
Other assets	56.4	92.3
Total Assets	$5,581.9	$6,437.0
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$91.0	$103.1
Bank overdraft	—	1.9
Accounts payable	181.2	220.1
Accrued liabilities	289.4	296.6
Operating lease liabilities	86.2	94.8
Other current liabilities	49.3	40.4
Total Current Liabilities	697.1	756.9
Long-term debt, net	1,689.1	2,559.3
Long-term operating lease liabilities	299.0	356.1
Deferred income taxes	380.4	295.1
Long-term tax payable	22.7	70.7
Other liabilities	59.2	64.2
Total Liabilities	3,147.5	4,102.3

Commitments and contingencies

Equity:
Common stock (par value $.01 per share, 120.0 shares authorized, 91.6 and 91.2 issued and outstanding in 2020 and 2019, respectively)	0.9	0.9
Additional paid-in capital	1,234.0	1,205.7
Retained earnings	1,382.6	1,442.4
Accumulated other comprehensive loss	(187.4)	(318.1)
Total Stericycle, Inc.’s Equity	2,430.1	2,330.9
Noncontrolling interests	4.3	3.8
Total Equity	2,434.4	2,334.7
Total Liabilities and Equity	$5,581.9	$6,437.0

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Year Ended December 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(55.9)	$(346.0)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	108.6	127.6
Intangible amortization	124.9	145.2
Loss on early extinguishment of debt and related charges	—	26.5
Stock-based compensation expense	25.5	17.1
Deferred income taxes	32.6	(33.9)
Goodwill impairment	—	228.3
Divestiture losses, net of gains	123.6	103.0
Asset impairments, gain/loss on disposal of property plant and equipment and other charges	18.3	28.1
Other, net	5.1	2.5
Changes in operating assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	27.4	24.5
Prepaid expenses	68.9	(18.4)
Accounts payable	(5.5)	(4.6)
Accrued liabilities	8.2	(33.4)
Other assets and liabilities	48.5	(18.5)
Net cash from operating activities	530.2	248.0
INVESTING ACTIVITIES:
Capital expenditures	(119.5)	(194.2)
Payments for acquisitions, net of cash acquired	—	(0.2)
Proceeds from divestitures of businesses	498.9	86.6
Other, net	2.0	3.8
Net cash from investing activities	381.4	(104.0)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(31.1)	(50.4)
Proceeds from foreign bank debt	1.8	12.1
Repayment of foreign bank debt	(10.7)	(47.8)
Proceeds from term loan	—	365.0
Repayment of term loan	(749.7)	(95.3)
Repayment of private placement of long-term note	—	(1,075.0)
Proceeds from senior debt	500.0	600.0
Proceeds from senior credit facility	1,210.6	1,752.2
Repayment of senior credit facility	(1,798.3)	(1,575.6)
Repayment of bank overdrafts, net	(1.7)	(12.5)
Payments of capital lease obligations	(4.3)	(4.3)
Payments of debt issuance costs	(7.3)	(8.8)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(0.4)	19.9
Payments on early debt extinguishment	—	(20.4)
Payments to noncontrolling interests	(1.4)	(0.7)
Net cash from financing activities	(892.5)	(141.6)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(2.0)
Net change in cash and cash equivalents	18.6	0.4
Cash and cash equivalents at beginning of year	34.7	34.3
Cash and cash equivalents at end of year	$53.3	$34.7

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$—	$0.3
Capital expenditures in accounts payable	$11.7	$33.8
Interest paid during the year, net of capitalized interest	$75.5	$101.5
Income taxes (refunded) paid during the year, net	$(83.7)	$6.9
Free Cash Flow (1)	$410.7	$53.8
(1)Free Cash Flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

	Three Months Ended December 31,
	In millions				Components of Change (%)
					Organic
	2020	2019	Change ($)	Change (%)	Growth(1)	SOP Pricing	Divestitures	Foreign Exchange(2)
Revenues by Service
Regulated Waste and Compliance Services (3)	$439.8	$546.1	$(106.3)	(19.5)%	3.2%	—%	(23.3)%	0.6%
Secure Information Destruction Services	187.4	217.9	(30.5)	(14.0)%	(14.2)%	(0.4)%	—%	0.6%
Communication and Related Services (4)	28.7	35.9	(7.2)	(20.1)%	(1.7)%	—%	(18.4)%	—%
Total Revenues	$655.9	$799.9	$(144.0)	(18.0)%	(1.8)%	(0.1)%	(16.7)%	0.6%

North America
Regulated Waste and Compliance Services (3)	$338.0	$445.0	$(107.0)	(24.0)%	0.9%	—%	(24.9)%	—%
Secure Information Destruction Services	160.5	185.1	(24.6)	(13.3)%	(12.9)%	(0.4)%	—%	0.1%
Communication and Related Services (4)	27.7	33.6	(5.9)	(17.6)%	—%	—%	(17.6)%	—%
Total North America Segment	$526.2	$663.7	$(137.5)	(20.7)%	(3.0)%	(0.1)%	(17.6)%	—%

International
Regulated Waste and Compliance Services (3)	$101.8	$101.1	$0.7	0.7%	13.4%	—%	(15.9)%	3.3%
Secure Information Destruction Services	26.9	32.8	(5.9)	(18.0)%	(21.3)%	(0.3)%	—%	3.7%
Communication and Related Services	1.0	2.3	(1.3)	(56.5)%	(26.1)%	—%	(30.4)%	—%
Total International Segment	$129.7	$136.2	$(6.5)	(4.8)%	4.3%	(0.1)%	(12.3)%	3.3%
See footnote descriptions below Table 1 – C.
Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
YEAR ENDED DECEMBER 31, 2020 AND 2019

	Year Ended December 31,
	In millions				Components of Change (%)
					Organic
	2020	2019	Change ($)	Change (%)	Growth(1)	SOP Pricing	Divestitures	Foreign Exchange (2)
Revenue by Service
Regulated Waste and Compliance Services (3) (5)	$1,806.6	$2,187.8	$(381.2)	(17.4)%	1.7%	—%	(18.4)%	(0.7)%
Secure Information Destruction Services	745.3	901.9	(156.6)	(17.4)%	(15.8)%	(1.6)%	—%	0.1%
Communication and Related Services (4) (6)	123.6	219.2	(95.6)	(43.6)%	(6.1)%	—%	(37.5)%	—%
Total Revenues	$2,675.5	$3,308.9	$(633.4)	(19.1)%	(3.6)%	(0.4)%	(14.6)%	(0.5)%

North America
Regulated Waste and Compliance Services	$1,427.6	$1,762.8	$(335.2)	(19.0)%	0.6%	—%	(19.5)%	—%
Secure Information Destruction Services	647.3	769.5	(122.2)	(15.9)%	(14.2)%	(1.6)%	—%	(0.1)%
Communication and Related Services	114.3	207.6	(93.3)	(44.9)%	(6.9)%	—%	(38.0)%	—%
Total North America Segment	$2,189.2	$2,739.9	$(550.7)	(20.1)%	(4.2)%	(0.4)%	(15.5)%	—%

International
Regulated Waste and Compliance Services	$379.0	$425.0	$(46.0)	(10.8)%	6.2%	—%	(13.4)%	(3.6)%
Secure Information Destruction Services	98.0	132.4	(34.4)	(26.0)%	(24.9)%	(1.8)%	—%	0.8%
Communication and Related Services	9.3	11.6	(2.3)	(19.8)%	8.6%	—%	(28.4)%	—%
Total International Segment	$486.3	$569.0	$(82.7)	(14.5)%	(1.0)%	(0.4)%	(10.6)%	(2.5)%
See footnote descriptions below Table 1 – C.

Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Organic - Growth	$(14.2)	$(119.3)
Organic - SOP Pricing	(0.9)	(14.7)
Divestitures	(133.7)	(483.7)
Foreign exchange	4.8	(15.7)
Total Change	$(144.0)	$(633.4)
(1)Growth is the change in revenues excluding the impact of SOP pricing, divestitures and foreign exchange.
(2)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates.  This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.
(3)For the three months ended December 31, 2019, RWCS revenues include $10.6 million associated with the Argentina business which was divested in July 2020; $111.0 million associated with the Domestic Environmental Solutions business which was divested in April 2020; $3.9 million and $1.8 million, respectively, associated with Chile and Mexico operations, which were divested in 2019.
(4)For the three months ended December 31, 2019, CRS revenues include $5.8 million associated with product recall business, Expert Solutions which was divested in December 2020.
(5)For the year ended December 31, 2019, RWCS revenues include $18.0 million associated with the Argentina business which was divested in July 2020; $344.6 million associated with the Domestic Environmental Solutions business which was divested in April 2020; $23.2 million and $15.8 million, respectively, associated with Chile and Mexico operations, which were divested in 2019.
(6)For the year ended December 31, 2019, CRS revenues include $75.7 million associated with North America Telephone Answering Services (“TAS”) retail pharmaceutical returns service, and United Kingdom (“U.K.”) texting business which were divested in 2019, and $5.8 million associated with product recall business, Expert Solutions which was divested in December 2020.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

(In millions, except per share data)
	Three Months Ended December 31, 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (d)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$269.5	$218.9	$93.2	$48.5	$0.53
Adjustments:
Business Transformation (1)	—	(12.9)	12.9	9.6	0.10
Intangible Amortization (2)	—	(30.4)	30.4	23.0	0.25
Acquisition and Integration (3)	—	—	—	—	—
Operational Optimization (4)	—	—	—	—	—
Divestitures (including Divestiture (Gains) Losses, net) (5)	—	(2.7)	(39.9)	(30.7)	(0.34)
Litigation, Settlements and Regulatory Compliance (6)	—	(8.2)	8.2	6.1	0.07
Asset Impairments (7)	—	(2.6)	2.6	2.1	0.02
Goodwill Impairment (8)	—	—	—	—	—
Other (9)	—	(1.2)	1.2	0.7	0.01
U.S. CARES Act (10)	—	—	—	(5.0)	(0.05)
Total Adjustments	—	(58.0)	15.4	5.8	0.06
Adjusted Financial Measures (a)	$269.5	$160.9	$108.6	$54.3	$0.59
Depreciation (b)			25.0
Adjusted EBITDA (c)			$133.6

(In millions, except per share data)
	Three Months Ended December 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$279.5	$245.7	$(198.5)	$(219.3)	$(2.41)
Adjustments:
Business Transformation (1)	0.3	(15.8)	16.1	12.1	0.13
Intangible Amortization (2)	—	(34.7)	34.7	26.7	0.29
Acquisition and Integration (3)	—	—	—	—	—
Operational Optimization (4)	1.8	(1.6)	3.4	2.6	0.03
Divestitures (including Divestiture (Gains) Losses, net) (5)	—	(2.4)	27.3	14.1	0.16
Litigation, Settlements and Regulatory Compliance (6)	—	(6.9)	6.9	5.3	0.06
Asset Impairments (7)	3.6	(14.8)	18.4	18.4	0.21
Goodwill Impairment (8)	—	—	207.4	200.5	2.20
Other (9)	—	(6.9)	6.9	5.4	0.05
U.S. CARES Act (10)	—	—	—	—	—
Total Adjustments	5.7	(83.1)	321.1	285.1	3.13
Adjusted Financial Measures (a)	$285.2	$162.6	$122.6	$65.8	$0.72
Depreciation (b)			30.2
Adjusted EBITDA (c)			$152.8

(In millions, except per share data)
	Fourth Quarter 2020 Change Compared to Fourth Quarter 2019
	Gross Profit	Selling, General and Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Attributable to Common Shareholders (d)	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$(10.0)	$(26.8)	$291.7	$267.8	$2.94
Adjustments:
Business Transformation	(0.3)	2.9	(3.2)	(2.5)	(0.03)
Intangible Amortization	—	4.3	(4.3)	(3.7)	(0.04)
Acquisition and Integration	—	—	—	—	—
Operational Optimization	(1.8)	1.6	(3.4)	(2.6)	(0.03)
Divestitures (including Divestiture (Gains) Losses, net)	—	(0.3)	(67.2)	(44.8)	(0.50)
Litigation, Settlements and Regulatory Compliance	—	(1.3)	1.3	0.8	0.01
Asset Impairments	(3.6)	12.2	(15.8)	(16.3)	(0.19)
Goodwill Impairment	—	—	(207.4)	(200.5)	(2.20)
Other	—	5.7	(5.7)	(4.7)	(0.04)
U.S. CARES Act	—	—	—	(5.0)	(0.05)
Total Adjustments	(5.7)	25.1	(305.7)	(279.3)	(3.07)
Adjusted Financial Measures	$(15.7)	$(1.7)	$(14.0)	$(11.5)	$(0.13)
Depreciation			(5.2)
Adjusted EBITDA			$(19.2)
The following table provides adjustments to Income (Loss) from Operations categorized as follows:

(In millions)
	Three Months Ended December 31,
	2020	2019
Non-Cash Related	$(42.7)	$252.6
Cash Related	27.7	33.8
Intangible Amortization	30.4	34.7
Total	$15.4	$321.1
Non-cash related adjustments include the following:

(In millions)
	Three Months Ended December 31, 2020
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture (Gains) Losses, net	Total
Adjustments:
Business Transformation (1)	$0.3	$—	$—	$—	$0.3
Operational Optimization (4)	—	—	—	—	—
Divestiture (Gains) Losses, net (5)	—	—	—	(45.6)	(45.6)
Asset Impairments (7)	—	2.6	—	—	2.6
Goodwill Impairment	—	—	—	—	—
Total Non-Cash Charges	$0.3	$2.6	$—	$(45.6)	$(42.7)

(In millions)
	Three Months Ended December 31, 2019
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture (Gains) Losses, net	Total
Adjustments:
Business Transformation (1)	$0.8	$—	$—	$—	$0.8
Operational Optimization (4)	0.8	0.4	—	—	1.2
Divestiture (Gains) Losses, net (5)	—	—	—	24.9	24.9
Asset Impairments (7)	3.6	14.7	—	—	18.3
Goodwill Impairment	—	—	207.4	—	207.4
Total Non-Cash Charges	$5.2	$15.1	$207.4	$24.9	$252.6

U.S. GAAP results for the three months ended December 31, 2020 and 2019 include:
(1) Business Transformation: In 2020, Selling, General, and Administrative expenses (“SG&A”) includes $12.9 million of expenses related to our ERP implementation, of which $6.5 million related to consulting and professional fees, $3.2 million related to software usage/maintenance fees, $1.7 million related to internal costs, and $1.5 million of other related costs.  In 2019, Cost of Revenues (“COR”) includes $0.3 million of other related expenses; SG&A includes $1.3 million of expenses related to investments in cost savings and business capabilities, of which $1.2 million related to internal costs, and $0.1 million of other related expenses; $14.5 million related to our ERP implementation, of which $7.4 million related to consulting and professional fees, $3.2 million related to software usage/maintenance fees, $2.2 million related to internal costs, and $1.7 million of other related costs.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.

(3) Acquisition and Integration: There were no acquisitions in the fourth quarter of 2020 and 2019.

(4) Operational Optimization: In 2019, COR includes $1.4 million of charges in International, of which $0.8 million related to non-cash impairment charges for long-lived assets and $0.6 million of closure and exit costs - other, and $0.4 million of charges in North America related to exit costs – employee termination. SG&A includes $0.4 million related to exit costs - employee termination in North America; $0.1 million of charges in International; and $0.7 million of exit costs - employee termination and $0.4 million of non-cash charges in Other.

(5) Divestitures (including Divestiture (Gains) Losses, net): 2020 includes a $42.8 million gain (inclusive of $2.7 million related to deal costs) related to the divestiture of the global recall business, a $4.9 million gain (inclusive of $0.3 million related to deal costs) related to the divestiture of a subsidiary in Mexico, and a $5.1 million charge associated with a previously divested business in Chile. SG&A includes $2.7 million for consulting and professional fees associated with our Portfolio Rationalization efforts. 2019 includes divestiture charges of $19.0 million related to Chile, $3.0 million realized upon the disposal of our operations related to Mexico, partially offset by a $0.3 million reduction in the provision against a loan receivable from a prior divestiture in the U.K, and $3.2 million realized upon the disposals of our CRS TAS and retail pharmaceutical returns businesses. SG&A includes $2.4 million for consulting and professional fees associated with our Portfolio Rationalization efforts.
(6) Litigation, Settlements, and Regulatory Compliance: In 2020 and 2019, SG&A includes $8.2 million and $6.9 million, respectively, of primarily consulting and professional fees for certain litigation, settlement and regulatory compliance matters.
(7) Asset Impairments:  In 2020, SG&A includes charges of $2.6 million in International primarily related to non-cash impairments associated with certain permits in the U.K. In 2019, due to profitability challenges in Brazil, COR includes $3.6 million related to non-cash impairment charges for property, plant and equipment assets and SG&A includes $14.8 million related to non-cash impairment charges for customer relationships, permits, and trade names.
(8) Goodwill Impairment: In 2019, we recorded non-cash goodwill impairment charges of $207.4 million, of which $126.6 million related to Canada and $80.8 million related to our Domestic Environmental Solutions reporting units, respectively.
(9) Other: In 2020 and 2019, SG&A includes $1.2 million and $6.9 million, respectively, of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  In 2019, Other expense, net is primarily comprised of foreign exchange losses including the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

(10) U.S. CARES Act: In 2020, we recognized a $5.0 million tax benefit related to the U.S. CARES Act associated with our ability to carryback net operating losses to prior years that had higher tax rates that was finalized in the process of completing the 2019 federal income tax return.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
(b) Three months ended December 31, 2020 and 2019 exclude depreciation charges of $0.3 million and $0.8 million, respectively, that are included in Business Transformation.
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income (Loss) from operations excluding certain adjusting items, Depreciation and Intangible Amortization.

(d) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $9.3 million and $35.9 million for the three months ended December 31, 2020 and 2019, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: YEAR ENDED DECEMBER 31, 2020 AND 2019

(In millions, except per share data)
	Year Ended December 31, 2020
	Gross Profit	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,053.1	$897.6	$31.9	$(57.3)	$(0.63)
Adjustments:
Business Transformation (1)	—	(50.8)	50.8	37.8	0.41
Intangible Amortization (2)	—	(124.9)	124.9	94.3	1.03
Acquisition and Integration (3)	—	—	—	—	—
Operational Optimization (4)	—	(3.1)	3.1	2.5	0.03
Divestitures (including Divestiture (Gains) Losses, net) (5)	—	(9.4)	133.0	138.0	1.50
Litigation, Settlements and Regulatory Compliance (6)	—	(20.3)	20.3	15.3	0.17
Asset Impairments (7)	6.8	(8.7)	15.5	11.8	0.13
Goodwill Impairment (8)	—	—	—	—	—
Other (9)	—	(9.1)	9.1	7.9	0.09
Capital Allocation (10)	—	—	—	—	—
U.S. CARES Act (11)	—	—	—	(44.4)	(0.48)
Total Adjustments	6.8	(226.3)	356.7	263.2	2.88
Adjusted Financial Measures (a)	$1,059.9	$671.3	$388.6	$205.9	$2.25
Depreciation (b)			106.6
Adjusted EBITDA (c)			$495.2

(In millions, except per share data)
	Year Ended December 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$1,174.5	$1,055.1	$(211.9)	$(346.8)	$(3.81)
Adjustments:
Business Transformation (1)	0.4	(67.3)	67.7	51.1	0.56
Intangible Amortization (2)	—	(145.2)	145.2	112.0	1.23
Acquisition and Integration (3)	—	(3.5)	3.5	3.1	0.03
Operational Optimization (4)	9.8	(4.7)	14.5	11.9	0.13
Divestitures (including Divestiture (Gains) Losses, net) (5)	—	(11.7)	114.7	90.0	0.99
Litigation, Settlements and Regulatory Compliance (6)	—	(28.2)	28.2	23.7	0.26
Asset Impairments (7)	5.2	(16.9)	22.1	21.5	0.24
Goodwill Impairment (8)	—	—	228.3	221.4	2.43
Other (9)	—	(39.7)	39.7	33.4	0.37
Capital Allocation (10)	—	—	—	19.8	0.22
U.S. CARES Act (11)	—	—	—	—	—
Total Adjustments	15.4	(317.2)	663.9	587.9	6.46
Adjusted Financial Measures (a)	$1,189.9	$737.9	$452.0	$241.1	$2.65
Depreciation (b)			125.8
Adjusted EBITDA (c)			$577.8

(In millions, except per share data)
	Year Ended 2020 Change Compared to Year Ended 2019
	Gross Profit	Selling, General and Administrative Expenses	Income (Loss) from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(121.4)	$(157.5)	$243.8	$289.5	$3.18
Adjustments:
Business Transformation	(0.4)	16.5	(16.9)	(13.3)	(0.15)
Intangible Amortization	—	20.3	(20.3)	(17.7)	(0.20)
Acquisition and Integration	—	3.5	(3.5)	(3.1)	(0.03)
Operational Optimization	(9.8)	1.6	(11.4)	(9.4)	(0.10)
Divestitures (including Divestiture (Gains) Losses, net)	—	2.3	18.3	48.0	0.51
Litigation, Settlements and Regulatory Compliance	—	7.9	(7.9)	(8.4)	(0.09)
Asset Impairments	1.6	8.2	(6.6)	(9.7)	(0.11)
Goodwill Impairment	—	—	(228.3)	(221.4)	(2.43)
Other	—	30.6	(30.6)	(25.5)	(0.28)
Capital Allocation	—	—	—	(19.8)	(0.22)
U.S. CARES Act	—	—	—	(44.4)	(0.48)
Total Adjustments	(8.6)	90.9	(307.2)	(324.7)	(3.58)
Adjusted Financial Measures	$(130.0)	$(66.6)	$(63.4)	$(35.2)	$(0.40)
Depreciation			(19.2)
Adjusted EBITDA			$(82.6)
The following table provides adjustments to Income (Loss) from Operations categorized as follows:

(In millions)
	Year Ended December 31,
	2020	2019
Non-Cash Related	$126.6	$362.5
Cash Related	105.2	156.2
Intangible Amortization	124.9	145.2
Total	$356.7	$663.9
Non-cash related adjustments include the following:

(In millions)
	Year Ended December 31, 2020
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture (Gains) Losses, net	Total
Adjustments:
Business Transformation (1)	$2.0	$—	$—	$—	$2.0
Operational Optimization (4)	0.2	2.6	—	—	2.8
Divestiture (Gains) Losses, net (5)	—	—	—	106.3	106.3
Asset Impairments (7)	7.0	8.5	—	—	15.5
Goodwill Impairment (8)	—	—	—	—	—
Total Non-Cash Charges	$9.2	$11.1	$—	$106.3	$126.6

(In millions)
	Year Ended December 31, 2019
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture (Gains) Losses, net	Total
Adjustments:
Business Transformation (1)	$1.8	$—	$—	$—	$1.8
Operational Optimization (4)	6.0	1.3	—	—	7.3
Divestiture (Gains) Losses, net (5)	—	—	—	103.0	103.0
Asset Impairments (7)	5.7	16.4	—	—	22.1
Goodwill Impairment (8)	—	—	228.3	—	228.3
Total Non-Cash Charges	$13.5	$17.7	$228.3	$103.0	$362.5

U.S. GAAP results for the year ended December 31, 2020 and 2019 include:
(1) Business Transformation: In 2020, SG&A includes $50.8 million of expenses related to our ERP implementation, of which $21.8 million related to consulting and professional fees, $12.1 million related to software usage/maintenance fees, $9.0 million related to internal costs, and $7.9 million of other related costs.  In 2019, COR includes $0.4 million of other related expenses; SG&A includes $5.7 million of expenses related to investments in cost savings and business capabilities, of which $0.4 million related to consulting and professional fees, $2.4 million related to internal costs, and $2.9 million of other related expenses; $56.1 million related to our ERP implementation, of which $27.2 million related to consulting and professional fees, $15.3 million related to software usage/maintenance fees, $9.3 million related to internal costs, and $4.3 million of other related costs; and $5.5 million of exit costs – employee termination.
(2) Intangible Amortization: Intangible amortization expense from acquisitions.
(3) Acquisition and Integration: There were no acquisitions in 2020.  In 2019, SG&A includes $3.5 million of acquisition expenses related to acquisitions completed in the U.S. During 2019, we completed 1 acquisition.
(4) Operational Optimization: In 2020, SG&A includes $3.1 million of charges, primarily non-cash impairments, in International related to the discontinuation of a service line in the U.K. In 2019, COR includes a $2.4 million non-cash impairment charge related to long-lived assets in North America and $7.4 million of charges in International of which $3.6 million are non-cash charges related to impairment of long-lived assets, $1.1 million related to closure and exit costs – other, $0.2 million related to exit costs - employee termination incurred in Europe and Latin America, and $2.5 million of other expenses related to additional charges incurred as a result of diverting waste processing during conversion of one of our plants in Asia Pacific (”APAC”). SG&A includes $1.4 million of charges in North America and $3.3 million of charges in International of which $0.7 million related to exit costs - employee termination, $1.3 million non-cash charge related to impairment of long-lived assets, and $1.3 million of charges related to site clean-up costs in Latin America and Europe.
(5) Divestitures (including Divestiture (Gains) Losses, net): 2020 includes a $42.8 million gain (inclusive of $2.7 million related to deal costs) related to the divestiture of the global recall business, a $4.9 million gain (inclusive of $0.3 million related to deal costs) related to the divestiture of a subsidiary in Mexico, a $5.1 million charge associated with a previously divested business in Chile, a $112.4 million charge related to the divestiture of the Argentina operations (inclusive of $1.2 million related to deal costs and $0.3 million in employee related exit costs) and $53.8 million of charges related to the divestiture of the Domestic Environmental Solutions business (inclusive of $11.1 million related to deal costs). In 2020, SG&A includes $11.1 million for consulting and professional fees associated with our Portfolio Rationalization efforts and a $1.7 million benefit associated with a contingent consideration release related to a prior acquisition agreement connected with a divested business. 2019 includes disposal charges of $45.5 million related to the CRS TAS and retail pharmaceutical returns businesses, $43.2 million related to Mexico, $19.0 million related to Chile, and a $4.7 million, net gain on businesses in the U.K. In 2019, SG&A includes $11.7 million of consulting and professional services associated with our Portfolio Rationalization efforts.
(6) Litigation, Settlements, and Regulatory Compliance: In 2020 and 2019, SG&A includes $20.3 million and $28.2 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters. 2019 includes insurance recoveries of $6.3 million.
(7) Asset Impairments: In 2020, charges of $6.1 million and $4.2 million, reported in COR and SG&A, respectively, in North America includes charges related to non-cash impairments associated with rationalization of software application assets and with intangible assets as a result of a discontinuation of a certain service line, and charges of $0.7 million and $4.5 million, reported in COR and SG&A, respectively, in International associated with non-cash impairments for certain long lived assets and permits primarily in the U.K.  In 2019, COR includes $5.2 million related to non-cash impairment charges, of which $3.6 million related to non-cash impairment charges of long-lived assets in Brazil and $1.6 million related to non-cash impairment charges for software as a result of rationalization of system applications primarily in North America. In 2019, SG&A includes $16.9 million related to non-cash impairment charges, of which $16.4 million related to customer lists, permits, and trade names in Brazil and $0.5 million related to long-lived assets in North America.
(8) Goodwill Impairment: 2019 includes non-cash goodwill impairment charges of $228.3 million, of which $126.6 million related to Canada, $80.8 million related to Domestic Environmental Solutions, and $20.9 million related to Latin America reporting units.

(9) Other: In 2020 and 2019, SG&A includes $9.1 million and $39.7 million, respectively, of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  In 2020 and 2019, Other expense, net is primarily comprised of foreign exchange losses including the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.
(10) Capital Allocation: 2019 includes a pre-tax loss on early extinguishment of debt of $23.1 million, comprising a make whole premium of $20.4 million, due under the terms of certain of the private placement notes, and $2.7 million related to unamortized debt issuance costs, associated with repayments of our private placement notes.  We also incurred $0.2 million of debt modification charges associated with the execution of the Fourth Amendment, which are recorded in Interest expense, net and charges of $3.4 million related to the write-off of the unamortized portion of premiums associated with interest rate locks executed in connection with the issuance of certain of the private placement notes, which are recorded in Interest expense, net. The impact of these items, net of tax, was $19.8 million.

(11) U.S. CARES Act: In 2020, we recognized a $44.4 million tax benefit related to the U.S. CARES Act associated with our ability to carryback net operating losses to prior years that had higher tax rates including $5.0 million that was finalized in the process of completing the 2019 federal income tax return.
(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) The year ended December 31, 2020 and 2019 exclude depreciation charges of $2.0 million and $1.8 million, respectively, that are included in Business Transformation.
(c)  Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income (Loss) from operations excluding certain adjusting items, Depreciation and Intangible Amortization.

(d) Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $94.4 million and $105.9 million for the years ended December 31, 2020 and 2019, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.